Shire Pharmaceuticals Group plc
Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com
For Immediate Release

                              12 noon BST 7am EDT



             Strong third quarter results: good pipeline progression

                       On track for another very good year

Basingstoke,  UK - November 4, 2004 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY, TSX: SHQ) announces results for the third quarter to September 30, 2004.

Third Quarter 2004 Unaudited Results Highlights

--------------------------------------------------------------------------------------------------------------------
                                                                                      Restated(1)
US GAAP                                                                Q3 2004            Q3 2003
                                                                            $M                 $M       Growth
--------------------------------------------------------------------------------------------------------------------

Total revenues                                                           344.9              283.4        +22%
Operating income                                                         113.1               97.6        +16%
Income from continuing operations before income taxes and
equity in earnings/(losses) of equity method investees                   105.9               98.5        +8%
Income from continuing operations                                         77.0               73.3        +5%
Net income                                                                77.0               64.6        +19%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share (EPS):
Per ordinary share
  Continuing operations                                                  15.3c              14.4c        +6%
  Discontinued operations                                                    -             (1.6c)
                                                                       -------          ---------
                                                                         15.3c              12.8c        +20%
Per American Depositary Share (ADS)                                      45.8c              38.3c        +20%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Non-US GAAP
--------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share (EPS) excluding reorganization
costs and the loss from discontinued operations(2):
Per ordinary share                                                       16.7c              14.4c        +16%
Per American Depositary Share (ADS)                                      50.1c              43.3c        +16%
--------------------------------------------------------------------------------------------------------------------

     Note: Average exchange rates for Q3 2004 and 2003 were $1.82: (pound)1.00 and $1.62: (pound)1.00 respectively.

     (1) The results for the three months to September 30, 2003 have been restated to reflect the disposal of the vaccines business, accounted for as a discontinued operation in accordance with generally accepted accounting principles in the United States of America (US GAAP). In accordance with US GAAP guidelines, 2003 figures from revenues down to income from continuing operations exclude the results of the vaccines business, while 2003 net income and earnings per share include the results of the vaccines business.
     (2) This is a non-US GAAP financial measure. Management believes that the presentation of this non-US GAAP financial measure provides useful information to investors regarding Shire's underlying performance as the costs associated with the reorganization and the loss from discontinued operations are not part of the Company's ongoing operations. A reconciliation of this non-US GAAP financial measure to the most directly comparable US GAAP financial measure can be found on page 21.

Matthew Emmens, Chief Executive Officer, said:

"We have continued to deliver good growth in the third quarter, driven by both product sales and royalty income. These results highlight the strong performance of the underlying business and the success of the ongoing reorganization. We are on track to deliver our previous guidance of expected earnings growth for continuing operations in excess of 20% for 2004. Revenue growth for the year could now be double-digit, offset by an increase in costs relating to new product launches.

"To date in 2004, Shire has received four product approvals in both Europe and North America, reflecting the quality of our late stage pipeline. In the last three months we have received approval for two key products, FOSRENOL(R) in the US and ADDERALL XR(R) in the US for the adult indication. In addition, the Food and Drug Administration (FDA) advised us on October 28, 2004 that ADDERALL XR was granted a further six months pediatric extension bringing the marketing exclusivity, under the Hatch-Waxman rules, to April 2005. XAGRID(R) is in the final stages of the regulatory process within Europe prior to approval. Launches of FOSRENOL and XAGRID, are planned to commence at the end of this year. Our pipeline is advancing with a further five projects, SPD417/BIPOTROL(R), METHYPATCH(R), SPD503, SPD476 and SPD465 having the potential for launch by the end of 2006.

"We continue to carefully review new in-licensing opportunities for both projects and products."


Third Quarter 2004 and Recent Events Highlights

     o    Revenues up 22% to $344.9 million, compared with Q3 2003.

     o    Net Income increased 19% over Q3 2003.

     o    Royalties at $56.2 million, an increase of 13% over Q3 2003.

     o ADDERALL XR (mixed amphetamine salts) reached 24% share of the total US ADHD market in September 2004 making it the first treatment choice in the US. Sales increased by 16% compared with Q3 2003 to $140.1 million.

     o ADDERALL XR Adult: FDA approval received on August 12, 2004, launch commenced.

     o ADDERALL XR: six months additional market exclusivity granted by the FDA.

     o FOSRENOL (lanthanum carbonate): FDA approval received on October 26, 2004 - launch planned for December 2004.

     o XAGRID (anagrelide hydrochloride): a positive opinion was issued by the EU regulatory agency in July, the European Commission decision-making process continues.

     o    PENTASA(R) 500 mg: launch in progress.

     o TROXATYL(R) (troxacitabine) global research, development and marketing rights were out-licensed to Structural GenomiX Inc. on July 24, 2004.

     o $370.1 million of the convertible loan notes were redeemed during the quarter.

     o Completion of the sale of the vaccines business to ID Biomedical Corporation (IDB) on September 9, 2004.

     o First interim dividend of 1 penny per ordinary share paid on October 14, 2004.

     o Shire appoints Barbara Deptula as Executive Vice President, Business Development and member of the Executive Committee.

2004 Financial Outlook

Shire's underlying business continues to perform strongly. We are re-iterating our previously stated guidance and continue to anticipate earnings growth for continuing operations to be in excess of 20% for 2004, after excluding the impact of the discontinued vaccines business, the estimated $55 million costs associated with the reorganization and the $14.8 million gain on the sale of a portfolio investment. Revenue growth for the year could now be double-digit, up from our previous guidance of high single digit range, despite the loss of exclusivity on PROAMATINE(R) (midodrine hydrochloride) in Q3 2003 and the anticipated impact of generics on AGRYLIN(R) (anagrelide hydrochloride) in the US. The revenue boost will be offset by launch costs for new products. Beyond 2004 we remain committed to achieving our aspirational target of earnings growth, on average, in the mid teens range with consistent operating margins.

                                    - Ends -



For further information please contact:

Clea Rosenfeld - Investor Relations                  +44 1256 894 160
Jessica Mann - Media                                 +44 1256 894 160


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world's key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company's website: www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval dates of METHYPATCH(R) (methylphenidate), XAGRID(R) (anagrelide hydrochloride) and SPD417/ BIPOTROL(R) (carbamazepine), Shire's ability to secure new products for development, the implementation of the current reorganization and other risks and uncertainties detailed from time to time in Shire's filings, including its Annual Report on Form 10-K for the year ended December 31, 2003, with the Securities and Exchange Commission.

The following are trademarks of Shire or companies within the Shire Group, which are the subject of trademark registrations in certain territories

ADDERALL XR(R) (mixed amphetamine salts)
AGRYLIN(R) (anagrelide hydrochloride)
SPD417/ BIPOTROL(R) (carbamazepine)
CARBATROL(R) (carbamazepine)
FOSRENOL(R) (lanthanum carbonate)
PROAMATINE(R) (midodrine hydrochloride)
TROXATYL(R) (troxacitabine)
XAGRID(R) (anagrelide hydrochloride)


The following are trademarks of third parties

3TC(R) (trademark of GlaxoSmithKline (GSK))
METHYPATCH(R) (trademark of Noven)
PENTASA(R) (trademark of Ferring AS)
REMINYL(R) (trademark of Johnson & Johnson)
ZEFFIX(R) (trademark of GSK)

OVERVIEW OF US GAAP FINANCIAL RESULTS

1.  Introduction

Revenues from continuing operations for the three months to September 30, 2004 increased by 22% to $344.9 million (2003: $283.4 million). Income from continuing operations before income taxes and equity in earnings /(losses) in equity method investees increased by 8% to $105.9 million (2003: $98.5 million)

Included in the net income result for the quarter were $10.1 million of reorganization costs (Q3 2003: $8.7 million of loss from discontinued operations). The reported net income under US GAAP including these elements for the three months to September 30, 2004 showed an increase of 19% when compared to Q3 2003.

The business generated a cash inflow from operating activities of $75.5 million (2003: $114.7 million).

During the three months ended September 30, 2004 the Company redeemed $370.1m of its convertible loan notes. This resulted in a reduction in cash and cash equivalents, restricted cash and marketable securities at September 30, 2004 ($1,331.9 million) compared to December 31, 2003 ($1,414.0 million). After deduction of borrowings, this translates to a net cash position (cash and cash equivalents, restricted cash and marketable securities less current and long-term debt) of $1,325.9 million (December 31, 2003: $1,037.7 million). Where appropriate, this may be used to further enhance our portfolio through product and project acquisitions.

2.  Product sales

For the three months to September 30, 2004, product sales increased 22% ($51.4 million) to $283.7 million (2003: $232.3 million) and represented 82% of total revenues (2003: 82%).

Third Quarter 2004 Product Highlights

------------------------------ ------------------- ------------------- ------------------ ---------------------------
                                     Sales              Sales**             US Rx1             September 2004 1
Product                                $M                Growth             Growth             US Market Share
------------------------------ ------------------- ------------------- ------------------ ---------------------------
ADDERALL XR                           140.1               16%                  22%                     24%
AGRYLIN                                49.7               92%                   8%                     27%
PENTASA                                33.0               66%                   0%                     11%
CARBATROL                              11.2               -3%                  10%                     45%
------------------------------ ------------------- ------------------- ------------------ ---------------------------

1 IMS Prescription Data - Product specific
**Compared to Q3 2003

ADDERALL XR for the treatment of ADHD

Sales of ADDERALL XR for the three months to September 30, 2004 were $140.1 million, an increase of 16% compared to prior year (2003: $121.3 million).

US prescriptions were up 22% over the same period, due primarily to a 15% increase in the total US ADHD market.

The difference between sales growth and prescription growth was driven by the wholesalers destocking to normal stock levels in Q3 2004 compared to a moderate level of stocking in Q3 2003, only partially offset by the impact of price increases in November 2003 and June 2004.

ADDERALL XR had a 24% share of the total US ADHD market in September 2004 (September 2003: 22%) and is now the leading brand in the US ADHD market.

Following submission to the FDA of clinical data examining the effect of ADDERALL XR in adolescent pediatric patients and meeting the FDA's "written request" requirements, Shire is entitled, to an additional six months market exclusivity for ADDERALL XR in the US under the Hatch-Waxman regulations. The additional exclusivity period will expire on April 11, 2005.

Litigation proceedings relating to ADDERALL XR are in progress. Further information may be found in our filings with the US Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our most recent quarterly report on Form 10-Q for the period ended June 30, 2004.

AGRYLIN for the treatment of thrombocythemia

Worldwide sales of AGRYLIN for the three months to September 30, 2004 were $49.7 million, an increase of 92% compared to prior year (2003: $25.9 million).

US prescription volumes were up 8% over the same period, in line with hydrea and generic hydroxyurea market growth.

The difference between sales growth and prescription growth is due mainly to significant wholesaler stocking in anticipation of the launch of generics in Q4 2004, compared to de-stocking in Q3 2003, and a price increase in November 2003. The Company anticipates wholesaler inventory levels could normalize in Q4 2004 due to the delayed launch of generics.

AGRYLIN had a 27% share of the total US AGRYLIN, hydrea and generic hydroxyurea prescription market in September 2004 (September 2003: 27%).

AGRYLIN's pediatric exclusivity expired in September 2004 in the US.

AGRYLIN will be known as XAGRID in the EU and following the anticipated license approval the product will have up to 10 years market exclusivity in accordance with current orphan medicinal product legislation.

PENTASA for the treatment of ulcerative colitis

Sales of PENTASA for the three months to September 30, 2004 were $33.0 million, an increase of 66% compared to the prior year (2003: $19.8 million).

US prescription volumes were constant over the same period, in line with the mesalamine / olsalazine market growth.

The difference between sales growth and prescription growth arises mainly from a moderate level of wholesaler stocking in Q3 2004, including $5 million of the new 500mg launch stock, compared with a moderate level of destocking in Q3 2003. In addition there were price increases in November 2003 and September 2004.

PENTASA had an 11% share of the total US oral mesalamine / olsalazine prescription market in September 2004 (September 2003: 11%).

CARBATROL for the treatment of epilepsy

Sales of CARBATROL for the three months to September 30, 2004 were $11.2 million, a decrease of 3% compared to prior year (2003: $11.6 million).

US prescription volumes were up 10% over the same period, due to the impact of renewed promotional efforts.

The difference between the sales decrease and prescription growth is due to the incidence of sales deductions this quarter resulting from price increases in September 2003.

CARBATROL had a 45% share of the total US extended release carbamazepine prescription market in September 2004 (September 2003: 40%).

Litigation proceedings relating to CARBATROL are in progress. Further information may be found in our filings with the US Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our most recent quarterly report on Form 10-Q for the period ended June 30, 2004.

3.  Royalties

Royalty revenue increased 13% to $56.2 million for the three months to September 30, 2004 (2003: $49.7 million) as a result of strong sales and positive foreign exchange movements.

Third Quarter 2004 Royalty Highlights

----------------------------------------------------------------------------------------------------------------------
Product                Royalties to Shire          Royalty2         Worldwide in-market sales by licensee3 in
                               $M                   Growth                               Q3 2004
                                                      %                                    $M
----------------------------------------------------------------------------------------------------------------------
3TC                           37.9                   7%*                                   291
----------------------------------------------------------------------------------------------------------------------
ZEFFIX                        7.0                   13%**                                   61
----------------------------------------------------------------------------------------------------------------------
Other                         11.3                   37%                                   n/a
----------------------------------------------------------------------------------------------------------------------

* The impact of foreign exchange movements has contributed +2% to the reported growth
** The impact of foreign exchange movements has not contributed to the reported growth
2 Compared with Q3 2003
3 GSK

3TC

Royalties from 3TC for the three months to September 30, 2004 were $37.9 million, an increase of 7% compared to Q3 2003 ($35.3 million). This was primarily due to a return to growth in the US market.

Shire receives royalties from GSK on worldwide sales of 3TC, with the exception of Canada where a commercialization partnership with GSK exists. GSK's worldwide sales of 3TC, for the three months to September 30, 2004 were $291 million, an increase of 7% compared to the three months ended September 30, 2003 ($272 million).

ZEFFIX

Royalties from ZEFFIX for the three months to September 30, 2004 were $7.0 million, an increase of 13% compared to Q3 2003 ($6.2 million). The product continues to show strong growth in the UK, the US and Japan.

Shire receives royalties from GSK on worldwide sales of ZEFFIX, with the exception of Canada where a commercialization partnership with GSK exists. GSK's worldwide sales of ZEFFIX, for the three months to September 30, 2004, were $61 million, an increase of 17% compared to the three months ended September 30, 2003 ($52 million).

OTHER

Other royalties are primarily in respect of REMINYL, a product marketed worldwide by Johnson & Johnson (J&J), with the exception of the United Kingdom and Ireland where Shire has exclusive marketing rights.

Sales of REMINYL, a treatment for mild to moderately severe dementia of the Alzheimer's type, are growing well in the Alzheimer's market.

4.  Financial details

Cost of product sales

For the three months to September 30, 2004, our cost of product sales amounted to 14% of product sales (2003: 14%).

Research and development (R&D)

R&D expenditure increased from $47.3 million in Q3 2003 to $57.8 million in Q3 2004, due to the good progress of late stage Phase III trials. Shire's pipeline is now well advanced with six projects in late stage development or registration. Expressed as a percentage of total revenues, R&D expenditure was 17% for the three months to September 30, 2004 (2003: 17%).

Selling, general and administrative (SG&A)

SG&A expenses increased from $79.9 million in Q3 2003 to $104.7 million in Q3 2004, an increase of 31%, reflecting marketing expenses related to new product launches including FOSRENOL, XAGRID and ADDERALL XR (adult). As a percentage of product sales, these expenses were 37% (Q3 2003: 34%).

Depreciation and amortization

The depreciation charge for the three months to September 30, 2004 was $5.3 million (2003: $8.6 million, including $5.5 million of tangible fixed asset write-downs). The underlying increase was primarily due to accelerated depreciation on tangible fixed assets as a result of the US site rationalization. Amortization charges were $15.0 million for the three months to September 30, 2004 (2003: $17.3 million). Included within the amortization charge for Q3 2004 is $5.5 million of intangible asset write-downs (2003:
$11.2).

Reorganization costs

During the three months to September 30, 2004, $10.1 million of reorganization costs were incurred. The costs related to employee severance ($2.6 million), relocation ($3.6 million) and other costs associated with the reorganization ($3.9 million).

Interest income and expense

For the three months to September 30, 2004, the Company received interest income of $5.7 million (2003: $3.7 million). This increase was primarily due to rising interest rates. Interest expense increased from $2.0 million to $8.0 million. This increase is due to the write-off of costs capitalized at the time the convertible loan notes were issued. These costs were being amortized over the life of the notes but were written-off following the redemption of $370.1 million of the loan notes during the quarter.

Other (expense)/income, net

For the three months to September 30, 2004, other expense totaled $4.9 million (2003: expense of $0.8 million). The expense in Q3 2004 and Q3 2003 primarily related to the write-down of certain portfolio investments.

Taxation

The effective tax rate on continuing operations for the three months to September 30, 2004 was 28% (2003: 26%). The effective tax rate on continuing operations for the nine months to September 30, 2004 is 28% and it is anticipated that this effective rate on continuing operations will remain for the full year. At September 30, 2004, deferred tax assets of $86.7 million were recognized (December 31, 2003: $63.1 million).

Equity in earnings/(losses) of equity method investees

During the three months to September 30, 2004, we received $1.1 million representing our 50% share of earnings from our antiviral commercialization partnership with GSK in Canada (2003: $0.9 million). Included in the figure to September 30, 2003 was a loss of $0.9 million representing our 50% share of the losses of our commercialization partnership with Qualia Computing Inc., which was sold in December 2003.

Discontinued operations

The Company completed the disposal of its vaccines business to IDB on September 9, 2004. The vaccines business impacted net income with losses of $20.1 million for the 9 months to September 30, 2004 (2003: $21.6 million). The impact for the 3 months to September 30, 2004 was $nil (2003: $8.7 million). In addition to the loss for the 9 months to September 30, 2004 is the estimated loss on the disposal of the vaccines business of $44.2 million, recognized in Q2 2004, resulting principally from the write down of a $70 million loan to IDB. IDB is required to reimburse Shire in full for the net cost of operating the vaccines business from June 30, 2004. Consequently the cost of operations for the results of the vaccines business, from July 1, 2004 to September 9, 2004, have been offset by the IDB re-imbursement in the statement of operations.

The transaction was treated as a discontinued operation in the previously stated results to June 30, 2004. In accordance with US GAAP disclosure requirements for discontinued operations, the 2003 results have been restated. The results of the discontinued operation have been removed from all periods on a line-by-line basis from product sales revenue to income from continuing operations. The net loss from the discontinued operation, together with the loss on disposal recognized in Q2 2004, are shown as separate line items.

5.  R&D pipeline

ADDERALL XR

The FDA has confirmed that Shire has met the terms of a Written Request to provide data from a clinical program examining the effect of ADDERALL XR in adolescent pediatric patients. This confirmation provides an additional six months market exclusivity for ADDERALL XR in the US, until April 11, 2005 under the Hatch-Waxman regulations.

In August, Shire received FDA approval to market ADDERALL XR for adults. Shire continues dialogue with the FDA to assess whether it will pursue approval on higher formulation strengths.

FOSRENOL

On October 26, 2004 Shire received FDA approval to market FOSRENOL in 250mg and 500mg, in the US. Final launch preparations have now begun and we anticipate that the product will be available in pharmacies before the end of 2004.

Following Swedish regulatory approval, Shire is pursuing further European approvals for FOSRENOL via the Mutual Recognition Process. It is anticipated that the product will be available in the first European market early in 2005.

XAGRID

XAGRID: A positive opinion issued by the EU regulatory agency on July 29, 2004 - the European Commission decision-making phase is underway. Phased launch throughout Europe will follow the issue of the EU license.

Shire will commence a phased launch throughout Europe and expects the drug to be available for prescribing from the New Year.

US GAAP Results for the 9 months to September 30, 2004
Consolidated Balance Sheets

                                                                                  (Unaudited)
                                                                                September 30,          December 31,
                                                                                         2004                  2003
                                                                                        $'000                 $'000
                                                                          -------------------   -------------------
ASSETS
Current assets:
Cash and cash equivalents                                                           1,017,890             1,063,362
Restricted cash                                                                        30,901                46,474
Marketable securities                                                                 283,090               304,129
Accounts receivable, net                                                              244,588               194,583
Inventories                                                                            45,892                43,128
Deferred tax asset                                                                     64,577                64,532
Prepaid expenses and other current assets                                              94,882                47,403
                                                                                  -----------           -----------
Current assets from continuing operations                                           1,781,820             1,763,611
Current assets from discontinued operations                                                 -                24,096
                                                                                  -----------           -----------
Total current assets                                                                1,781,820             1,787,707

Investments                                                                           108,935                72,975
Property, plant and equipment, net                                                    105,802                94,495
Goodwill, net                                                                         222,456               221,231
Other intangible assets, net                                                          303,713               307,882
Deferred tax asset                                                                     22,165                     -
Other non-current assets                                                               20,396                22,420
                                                                                  -----------           -----------
Long-term assets from continuing operations                                           783,467               719,003
Long-term assets from discontinued operations                                               -                72,070
                                                                                  -----------           -----------
Total assets                                                                        2,565,287             2,578,780
                                                                                  -----------           -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt                                                  5,907                   290
Accounts payable and accrued expenses                                                 275,851               205,779
Other current liabilities                                                             148,607                37,127
                                                                                  -----------          ------------
Current liabilities from continuing operations                                        430,365               243,196
Current liabilities from discontinued operations                                            -                10,479
                                                                                  -----------          ------------
Total current liabilities                                                             430,365               253,675

Long-term debt, excluding current installments                                            116               376,017
Deferred tax liability                                                                      -                 1,400
Other long-term liabilities                                                            26,870                23,783
                                                                                  -----------          ------------
Long-term liabilities from continuing operations                                       26,986               401,200
Long-term liabilities from discontinued operations                                          -                   779
                                                                                  -----------           -----------
Total liabilities                                                                     457,351               655,654
                                                                                  -----------           -----------

US GAAP Results for the 9 months to September 30, 2004
Consolidated Balance Sheets (continued)



                                                                                  (Unaudited)
                                                                                September 30,          December 31,
                                                                                         2004                  2003
                                                                                        $'000                 $'000
Shareholders' equity:
Ordinary shares of 5p par value; 800,000,000 shares authorized; and
483,800,689 (December 31, 2003: 477,894,726) shares issued and
outstanding                                                                            40,063                39,521
Exchangeable shares; 4,292,816 (December 31, 2003: 5,839,559) shares
issued and outstanding                                                                198,810               270,667
Additional paid-in capital                                                          1,062,978               983,356
Accumulated other comprehensive income                                                 78,794                79,007
Retained earnings                                                                     727,291               550,575
                                                                                  -----------           -----------
Total shareholders' equity                                                          2,107,936             1,923,126
                                                                                  -----------           -----------
Total liabilities and shareholders' equity                                          2,565,287             2,578,780
                                                                                  -----------           -----------

The results for December 31, 2003 have been restated to reflect the disposal of the vaccines business that has been accounted for as a discontinued operation.

US GAAP Results for the 9 months to September 30, 2004
Unaudited Consolidated Statements of Operations

                                                    3 months to         3 months to        9 months to        9 months to
                                                  September 30,       September 30,      September 30,      September 30,
                                                           2004                2003               2004               2003
                                                          $'000               $'000              $'000              $'000
                                                    -----------         -----------        -----------        -----------

Total revenues                                          344,909             283,378            989,469            884,312
Cost of product sales                                   (38,933)            (32,700)         (100,010)           (106,160)
                                                    -----------         -----------        -----------        -----------
Gross profit                                            305,976             250,678            889,459            778,152
Operating expenses                                     (192,922)           (153,105)          (551,961)          (481,780)
                                                    -----------         -----------        -----------        -----------
Operating income                                        113,054              97,573            337,498            296,372
                                                    -----------         -----------        -----------        -----------
Interest income                                           5,697               3,688             14,101             13,099
Interest expense                                         (8,032)             (1,984)          (12,259)             (7,311)
Other (expense)/income, net                              (4,859)               (788)             4,403            (10,561)
                                                    -----------         -----------        -----------        -----------
Total other (expense)/income, net                        (7,194)                916              6,245             (4,773)
                                                    -----------         -----------        -----------        -----------

Income from continuing operations before
income taxes and equity in
earnings/(losses) of equity method investees            105,860              98,489            343,743            291,599
Income taxes                                            (29,960)            (25,139)          (97,188)            (75,122)
Equity in earnings/(losses) of equity
method investees                                          1,140                 (45)             3,358             (1,699)
                                                    -----------         -----------        -----------        -----------
Income from continuing operations                        77,040              73,305            249,913            214,778
Loss from discontinued operations                             -              (8,686)           (20,135)           (21,608)
Loss on disposition of discontinued
operations                                                    -                   -            (44,157)                 -
                                                    -----------         -----------        -----------        -----------
Net income                                               77,040              64,619            185,621            193,170
                                                    -----------         -----------        -----------        -----------

Earnings per share:
Basic
Continuing operations                                     15.5c               14.8c              50.4c              43.0c
Loss from discontinued operations                             -               (1.7c)            (4.1c)              (4.3c)
Loss on disposition of discontinued
operations                                                    -                   -             (8.9c)                  -
                                                    -----------         -----------        -----------        -----------
Net income                                                15.5c               13.1c              37.4c              38.7c
                                                    -----------         -----------        -----------        -----------
Diluted
Continuing operations                                     15.3c               14.4c              49.2c              42.0c
Loss from discontinued operations                             -               (1.6c)            (3.9c)              (4.1c)
Loss on disposition of discontinued
operations                                                    -                   -             (8.6c)                  -
                                                    -----------         -----------        -----------        -----------
                                                          15.3c               12.8c              36.7c              37.9c
                                                    -----------         -----------        -----------        -----------
Weighted average number of shares:
Basic                                               496,474,005         494,827,334        496,090,191        499,414,490
Diluted                                             509,777,052         515,826,822        515,070,302        520,530,702
                                                    -----------         -----------        -----------        -----------

The results for the three and nine months ended September 30, 2003 have been restated to reflect the disposal of the vaccines business, which has been accounted for as a discontinued operation.

US GAAP Results for the 9 months to September 30, 2004
Unaudited Consolidated Statements of Cash Flows



                                                          3 months to        3 months to          9 months to          9 months to
                                                       September 30,       September 30,        September 30,        September 30,
                                                                2004                2003                 2004                2003
                                                               $'000               $'000                $'000               $'000
                                                  ------------------      -------------   ------------------   ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations                             77,040             73,305              249,913              214,778
Adjustments to reconcile net income to net cash
provided by operating activities:
 Depreciation and amortization -
   Cost of product sales                                         681                  -                1,965                    -
   Sales, general and administration                          14,891              9,379               40,474               28,439
 (Decrease)/increase in provision for doubtful
accounts and discounts                                        (2,132)             (596)               (2,561)                 599
 Increase in provision for rebates and returns                16,341              6,416               42,112                6,424
 Stock option compensation - options                              67                  -                  165                  (24)
 Movement in deferred tax asset                              (16,378)               447              (23,610)             (17,397)
 Equity in (earnings)/losses of equity method
   investees                                                  (1,140)                45               (3,358)               1,699
 Write-down of long-term investments                           5,483                  -               13,899                8,472
 Other movement on long-term investments                           -                  -               (1,202)                   -
 Write-down of property, plant and equipment                       -              5,521                1,239                5,521
 Write-down of intangible assets                               5,456             11,150                5,456               14,437
 Gain on sale of long term investments                             -                 -               (14,805)                   -
 Loss/(gain) on sale of property, plant and
   equipment                                                      86              (104)                    8                 (104)
 Loss on sale of assets held for resale                          325                 -                   325                    -
Changes in operating assets and liabilities:
   (Increase)/decrease in accounts receivable                (72,933)            21,463              (49,261)             (35,993)
   Decrease/(increase) in inventory                            3,890             (2,295)              (2,864)                (864)
   Decrease/(increase) in prepayments and other
   current assets                                             13,832             (5,895)               2,199              (10,328)
   (Increase)/decrease in other assets                       (10,132)             1,803                2,023                2,522
   Increase/(decrease) in accounts and notes
   payable and other liabilities                              39,811             (2,991)              47,322               (3,528)
 Increase/(decrease) in deferred revenue                         263                  -                 (288)                   -
                                                          -----------        ----------           ----------           ----------
Net cash provided by operating activities                     75,451            117,648              309,151              214,653
                                                          -----------        ----------           ----------           ----------

US GAAP Results for the 9 months to September 30, 2004 Unaudited Consolidated Statements of Cash Flows (continued)

                                                          3 months to        3 months to          9 months to          9 months to
                                                       September 30,       September 30,        September 30,        September 30,
                                                                2004                2003                 2004                2003
                                                               $'000               $'000                $'000               $'000
                                                    -----------------      -------------    -----------------   ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Movements in short-term deposits                              (10,933)             1,567              21,039              102,940
Movements in restricted cash                                   17,343              4,846              15,573                  933
Loans issued                                                  (23,820)                 -             (23,820)                   -
Purchase of long-term investments                                (206)                 -              (5,720)              (1,475)
Purchase of property, plant and equipment                     (10,879)            (8,900)            (24,840)             (35,270)
Purchase of intangible assets                                    (385)           (10,608)            (12,385)             (36,108)
Proceeds from sale of a business                               30,000                  -              30,000                    -
Proceeds from sale of long-term investments                         -                  -              26,733                    -
Proceeds from sale of property, plant and
equipment                                                          44                852                 444                  852
Proceeds from assets held for resale                            3,630                  -              11,289                    -
Distribution from long-term investments                             -                  -               1,202                    -
Dividend received from equity method investees                  4,043              2,289               4,043                2,289
                                                          -----------        -----------          -----------          -----------
Net cash provided by/(used in) investing
   activities                                                   8,837             (9,954)             43,558               34,161
                                                          -----------        -----------          -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of 2% convertible loan notes                      (370,109)                 -            (370,109)             (29,775)
Repayment of long-term debt and capital leases                    (36)              (63)                (171)                (167)
Proceeds from issue of common stock, net                          285                 -                  611                    -

Proceeds from exercise of options                               2,180               127                7,531                2,381
Payments for the redemption of common stock                         -                 -                    -              (52,392)
                                                          -----------        -----------          -----------          -----------
Net cash (used in)/provided by financing
activities                                                   (367,680)               64             (362,138)             (79,953)

Effect of foreign exchange rate changes on cash
and cash equivalents from continuing operations                 3,575                537               2,295               19,000
                                                          -----------        -----------          -----------          -----------
Net (decrease)/increase in cash and cash
equivalents                                                  (279,817)           108,295              (7,134)             187,861
Cash flows used in discontinued operations                     (9,423)            (8,925)            (38,338)             (22,769)
                                                          -----------        -----------          -----------          -----------
Net (decrease)/increase in cash and cash
equivalents                                                  (289,240)            99,370             (45,472)             165,092

Cash and cash equivalents at beginning of period            1,307,130            910,863            1,063,362             845,141
                                                          -----------        -----------           ----------          ----------
Cash and cash equivalents at end of period                  1,017,890          1,010,233            1,017,890           1,010,233
                                                          -----------        -----------           ----------          ----------


The results for the three and nine months ended September 30, 2003 have been restated to reflect the disposal of the vaccines business, which has been accounted for as a discontinued operation.

US GAAP Results for the 9 months to September 30, 2004
Unaudited Consolidated Statements of Cash Flows (continued)

Supplemental information associated with continuing operations:

                                                         3 months to         3 months to          9 months to          9 months to
                                                       September 30,       September 30,        September 30,        September 30,
                                                                2004                2003                 2004                2003
                                                               $'000               $'000                $'000               $'000
                                                   ------------------  ------------------- -----------------  -------------------
NON-CASH ACTIVITIES:
Proceeds from sale of a business: Investment
received                                                       60,000                  -              60,000                   -
Proceeds from sale of a business: Promissory
note received                                                  30,000                  -              30,000                   -
                                                          -----------        -----------         -----------         -----------

US GAAP Results for the 9 months to September 30, 2004
Selected Notes to the Unaudited US GAAP Financial Statements

(1) Analysis of revenues, operating income and reportable segments

The Company has disclosed segment information for the individual reporting segments of the business, based on the way in which the business is managed and controlled. The Company's principal reporting segments are by operational function, each being managed and monitored separately and serving different markets. The Company evaluates performance based on operating income. The Company does not have inter-segment transactions.

The US segment represents our commercial operations in the United States and the International segment represents the commercial operations in the Rest of the World. The R&D segment represents all direct research and development costs incurred by the Company throughout the world. Corporate represents the royalty business that is managed at the corporate office and certain costs that are managed at the corporate office and not allocated to the other segments.

The results for the 3 and 9 months to September 30, 2003 have been restated to reflect the disposal of the vaccines business that has been accounted for as a discontinued operation.

3 months to September 30, 2004                       US    International     Corporate         R&D         Total
                                                  $'000            $'000         $'000       $'000         $'000
                                                -------         --------      --------      ------      --------
Product sales                                   237,112           46,611             -           -       283,723
Licensing and development                         2,163              657             -           -         2,820
Royalties                                             -            2,287        53,912           -        56,199
Other revenues                                    1,198              969             -           -         2,167
                                                -------         --------      --------       ------      --------
Total revenues                                  240,473           50,524        53,912           -       344,909
                                                -------         --------      --------       ------      --------

Cost of product sales                            22,274           16,659             -           -        38,933
Research and development                              -                -             -      57,759        57,759
Selling, general and administrative              69,397           18,947        16,411           -       104,755
Depreciation and amortization (1)                11,496            7,279         1,572           -        20,347
Reorganization costs                              6,501              276         1,183       2,101        10,061
                                                -------         --------      --------       ------      --------
Total operating expenses                        109,668           43,161        19,166      59,860       231,855
                                                -------         --------      --------       ------      --------
Operating income/(loss)                         130,805            7,363        34,746     (59,860)      113,054
                                                -------         --------      --------       ------      --------


3 months to September 30, 2003                       US    International     Corporate          R&D         Total
                                                  $'000            $'000         $'000        $'000         $'000
                                                -------         --------      --------       ------      --------
Product sales                                   190,530           41,752             -            -       232,282
Licensing and development                         1,355                -             -            -         1,355
Royalties                                             -            2,282        47,453            -        49,735
Other revenues                                        6                -             -            -             6
                                                -------         --------      --------       ------      --------
Total revenues                                  191,891           44,034        47,453            -       283,378
                                                -------         --------      --------       ------      --------

Cost of product sales                            18,401           14,299             -            -        32,700
Research and development                              -                -             -       47,277        47,277
Selling, general and administrative              49,440           18,388        12,081            -        79,909
Depreciation and amortization (1)                 9,083           16,102           734            -        25,919
                                                -------         --------      --------       ------      --------
Total operating expenses                         76,924           48,789        12,815       47,277       185,805
                                                -------         --------      --------       ------      --------
Operating income/(loss)                         114,967          (4,755)        34,638      (47,277)       97,573
                                                -------         --------      --------       ------      --------

US GAAP Results for the 9 months to September 30, 2004
Selected Notes to the Unaudited US GAAP Financial Statements (continued)



9 months to September 30, 2004                       US    International       Corporate          R&D          Total
                                                  $'000            $'000           $'000        $'000          $'000
                                                -------    -------------      ----------     --------      ---------
Product sales                                   670,412          133,185               -            -        803,597
Licensing and development                         8,442            1,775               -            -         10,217
Royalties                                             -            7,922         162,079            -        170,001
Other revenues                                    2,637            3,017               -            -          5,654
                                                -------         --------       --------       -------        -------
Total revenues                                  681,491          145,899         162,079            -        989,469
                                                -------         --------       --------       -------        -------

Cost of product sales                            64,135           35,875               -            -        100,010
Research and development                              -                -               -      143,760        143,760
Selling, general and administrative             214,013           68,752          47,465            -        330,230
Depreciation and amortization (1)                28,605           12,689           4,636            -         45,930
Reorganization costs                             18,925            2,972           4,083        6,061         32,041
                                                -------         --------       --------       -------        -------
Total operating expenses                        325,678          120,288          56,184      149,821        651,971
                                                -------         --------       --------       -------        -------
Operating income/(loss)                         355,813           25,611         105,895     (149,821)       337,498
                                                -------         --------       --------       -------        -------


9 months to September 30, 2003                       US    International      Corporate           R&D          Total
                                                  $'000            $'000          $'000         $'000          $'000
                                                -------         --------       --------       -------        -------
Product sales                                   620,100          112,414              -             -        732,514
Licensing and development                         2,451                -              -             -          2,451
Royalties                                            14            7,206        142,114             -        149,334
Other revenues                                       13                -              -             -             13
                                                -------         --------       --------       -------        -------
Total revenues                                  622,578          119,620        142,114             -        884,312
                                                -------         --------       --------       -------        -------

Cost of product sales                            71,660           34,500              -             -        106,160
Research and development                              -                -              -       142,050        142,050
Selling, general and administrative             185,066           59,662         46,605             -        291,333
Depreciation and amortization (1)                25,136           20,846          2,415             -         48,397
                                                -------         --------       --------       -------        -------
Total operating expenses                        281,862          115,008         49,020       142,050        587,940
                                                -------         --------       --------       -------        -------
Operating income/(loss)                         340,716            4,612         93,094      (142,050)       296,372
                                                -------         --------       --------       -------        -------

(1) Included in depreciation and amortization are the write-downs of intangible assets. Depreciation from manufacturing plant is included within cost of product sales. Depreciation and amortization relating to R&D assets are included within US and International segments.

US GAAP Results for the 9 months to September 30, 2004
Selected Notes to the Unaudited US GAAP Financial Statements (continued)

(2) Earnings per share

Basic EPS is based upon the net income available to ordinary shareholders divided by the weighted-average number of ordinary shares outstanding during the period.

Diluted EPS is based upon net income available to ordinary shareholders divided by the weighted-average number of ordinary shares outstanding during the period and adjusted for the effect of all dilutive potential ordinary shares that were outstanding during the period.

Stock options to purchase approximately 9.8 million and 17.6 million ordinary shares for the three months and nine months to September 30, 2004 respectively, were not dilutive and were therefore excluded from the computation of diluted earnings per share (2003: 17.5 million and 17.7 million respectively).

Warrants to purchase approximately 1.4 million ordinary shares for the three months to September 30, 2004 and for the three and nine months to September 30, 2003 were not dilutive and were therefore excluded from the computation of diluted earnings per share.

                                             3 months to              3 months to           9 months to              9 months to
                                         September 30, 2004        September 30, 2003    September 30, 2004      September 30, 2003
                                            No. of shares         No. of shares No.       No. of shares            No. of shares
                                         ------------------       -------------------    ------------------      ------------------
Weighted average number of shares:
Basic                                           496,474,005          494,827,334           496,090,191            499,414,490
Effect of dilutive shares:
Stock options                                     2,474,699            2,628,923             3,086,390              2,043,820
Warrants                                                  -                    -                55,579                      -
Convertible debt                                 10,828,348           18,370,565            15,838,142             19,072,392
                                          -----------------    -----------------        -----------------      -----------------
Diluted                                         509,777,052          515,826,822           515,070,302            520,530,702
                                          -----------------    -----------------        -----------------      -----------------

US GAAP Results for the 9 months to September 30, 2004
Selected Notes to the Unaudited US GAAP Financial Statements (continued)

Reconciliation of reported EPS:

                                                  3 months to        3 months to         9 months to        9 months to
                                                September 30,      September 30,       September 30,      September 30,
                                                         2004               2003                2004               2003
                                                        $'000              $'000               $'000              $'000
                                            -----------------   ----------------   -----------------   ----------------
Net income for basic EPS                               77,040             64,619             185,621            193,170
Interest  charged  on  convertible  debt,
net of tax                                                766              1,200               3,432              3,923

                                            -----------------   -----------------  -----------------   -----------------
Net income for diluted EPS                             77,806             65,819             189,053            197,093
                                            -----------------   -----------------  -----------------   -----------------
Income from continuing operations                       15.5c              14.8c               50.4c              43.0c
Loss from discontinued operations                           -              (1.7c)              (4.1c)             (4.3c)
Loss   on   disposal   of    discontinued                   -                   -              (8.9c)                 -
operations
                                            -----------------   -----------------  ------------------  -----------------
Basic EPS                                               15.5c              13.1c               37.4c              38.7c
                                            -----------------   -----------------  ------------------  -----------------

Income from continuing operations                       15.3c              14.4c               49.2c              42.0c
Loss from discontinued operations                           -              (1.6c)              (3.9c)             (4.1c)
Loss   on   disposal   of    discontinued                   -                  -               (8.6c)                 -
operations
                                            -----------------   -----------------  ------------------  -----------------
Diluted EPS                                             15.3c              12.8c               36.7c               37.9c
                                            -----------------   -----------------  ------------------  -----------------


(3) Analysis of revenues

                                                 3 months to         3 months to         3 months to        3 months to
                                               September 30,       September 30,       September 30,      September 30,
                                                        2004                2003                2004               2004
                                                       $'000               $'000            % change         % of total
                                            ----------------    ----------------    ----------------   ----------------
Net product sales:
ADDERALL XR                                          140,051             121,255                 16%                41%
AGRYLIN                                               49,721              25,907                 92%                14%
PENTASA                                               33,025              19,838                 66%                10%
CARBATROL                                             11,225              11,619                 -3%                 3%
Others                                                49,701              53,663                 -7%                14%
                                            ----------------    ----------------    ----------------   ----------------
                                                     283,723             232,282                 22%                82%
                                            ----------------    ----------------    ----------------   ----------------
Royalty income:
3TC                                                   37,871              35,300                  7%                11%
ZEFFIX                                                 7,034               6,217                 13%                 2%
Others                                                11,294               8,218                 37%                 3%
                                            ----------------    ----------------    ----------------   ----------------
                                                      56,199              49,735                 13%                16%
                                            ----------------    ----------------    ----------------   ----------------
Licensing and development                              2,820               1,355                108%                 1%
Other                                                  2,167                   6                 n/a                 1%
                                            ----------------    ----------------    ----------------   ----------------
Total revenues                                       344,909             283,378                 22%               100%
                                            ----------------    ----------------    ----------------   ----------------

US GAAP Results for the 9 months to September 30, 2004
Selected Notes to the Unaudited US GAAP Financial Statements (continued)



                                                 9 months to         9 months to         9 months to        9 months to
                                               September 30,       September 30,       September 30,      September 30,
                                                        2004                2003                2004               2004
                                                       $'000               $'000            % change         % of total
                                            ----------------    ----------------   ----------------    ----------------
Net product sales:
ADDERALL XR                                          422,997             338,847                25%                 43%
AGRYLIN                                              121,995             102,132                19%                 12%
PENTASA                                               86,705              74,311                17%                  9%
CARBATROL                                             38,873              34,955                11%                  4%
Others                                               133,027             182,269               -27%                 13%
                                            ----------------    ----------------   ----------------    ----------------
                                                     803,597             732,514                10%                 81%
                                            ----------------    ----------------   ----------------    ----------------
Royalty income:
3TC                                                  115,673             106,979                 8%                 12%
ZEFFIX                                                20,174              18,337                10%                  2%
Others                                                34,154              24,018                42%                  3%
                                            ----------------    ----------------   ----------------    ----------------
                                                     170,001             149,334                14%                 17%
                                            ----------------    ----------------   ----------------    ----------------
Licensing and development                             10,217               2,451               317%                  1%
Other                                                  5,654                  13                N/a                  1%
                                            ----------------    ----------------   ----------------    ----------------
Total revenues                                       989,469             884,312                12%                100%
                                            ----------------    ----------------   ----------------    ----------------

Non-GAAP measures for the 9 months to September 30, 2004
Reconciliation of reported EPS:



                                                 3 months to         3 months to        9 months to        9 months to
                                               September 30,       September 30,       September 30,      September 30,
                                                        2004                2003                2004               2003
                                                       $'000               $'000               $'000              $'000
                                             ---------------     ---------------    ---------------    ---------------
Net income for diluted EPS                            77,806              65,819            189,053            197,093
Reorganization costs, net of tax                       7,244                   -             23,069                  -
Gain on sale of investment, net of tax                      -                  -            (10,660)                 -
Discontinued operations                                    -               8,686             64,292             21,608
                                             ---------------     ---------------    ---------------    ---------------

Net income for diluted EPS excluding
reorganization costs, gain on sale of
investment and the impact of the
discontinued operation                                85,050              74,505            265,754            218,701
                                             ---------------     ---------------    ---------------    ---------------


Diluted EPS (as reported)                              15.3c               12.8c              36.7c               37.9c
Add back:
Reorganization costs, net of tax                        1.4c                   -               4.5c                   -
Discontinued operations                                    -                1.6c              12.5c                4.1c
Gain on sale of investment, net of tax                     -                   -              (2.1c)                  -
                                             ---------------     ---------------    ---------------     ---------------
Diluted EPS excluding reorganization
costs, gain on sale of investment and
the impact of the discontinued operation               16.7c               14.4c              51.6c               42.0c
                                             ---------------     ---------------    ---------------     ---------------

UK GAAP Results for the 9 months ended 30 September 2004
Unaudited and Unreviewed Consolidated Profit and Loss Account

                                                          3 months to      3 months to       9 months to      9 months to
                                                         30 September     30 September      30 September     30 September
                                                                 2004             2003              2004             2003
                                                          (pound)'000      (pound)'000       (pound)'000      (pound)'000
                                                      ---------------  ---------------   ---------------  ---------------
Turnover: group and share of joint venture                    191,956          175,753           549,357          553,472
Less: share of joint venture's turnover                             -             (790)                -           (2,326)
                                                      ---------------  ---------------   ---------------  ---------------

Group turnover on continuing operations                       191,956          174,963           549,357          551,146
Discontinued operations                                             -            5,293             2,169            6,212
                                                      ---------------  ---------------   ---------------  ---------------
Group turnover                                                 191,956         180,256           551,526          557,358
Cost of sales                                                 (21,470)         (24,213)          (61,206)         (73,709)

                                                      ---------------  ---------------   ---------------  ---------------
Gross profit                                                  170,486          156,043           490,320          483,649
Net operating expenses                                       (131,209)        (123,663)         (371,389)        (397,677)
                                                      ---------------  ---------------   ---------------  ---------------
Operating profit:                                              39,277           32,380           118,931           85,972
--------------------------------------------------------------------------------------------------------------------------
Continuing operations                                          39,277           35,818           129,719           98,393
Discontinued operations                                             -           (3,438)          (10,788)         (12,421)
                                                      ---------------  ---------------   ---------------  ---------------
                                                               39,277           32,380           118,931           85,972
--------------------------------------------------------------------------------------------------------------------------
Share of joint venture's operating loss                             -             (580)                -           (2,571)
Loss on disposal of business                                        -                -           (23,191)               -
Finance charges, net                                             (774)             380             2,556            3,557
                                                      ---------------  ---------------   ---------------  ---------------
Profit on ordinary activities before taxation                  38,503           32,180            98,296           86,958
Tax on profit on ordinary activities                          (16,540)        (15,514)           (53,589)         (46,329)
                                                      ---------------  ---------------   ---------------  ---------------
Profit on ordinary activities after taxation                   21,963           16,666            44,707           40,629
Dividends                                                          (4)               -            (4,967)               -
                                                      ---------------  ---------------   ---------------  ---------------
Retained profit for the period transferred to
reserves                                                        21,959          16,666            39,740           40,629
                                                      ---------------  ---------------   ---------------  ---------------


Earnings per share
Basic
Net income                                                       4.4p             3.4p              8.0p             8.1p
                                                      ---------------  ---------------   ---------------  ---------------
Diluted
Net income                                                       4.4p             3.4p              8.0p             8.1p
                                                      ---------------  ---------------   ---------------  ---------------

UK GAAP Results for the 9 months ended 30 September 2004
Unaudited and Unreviewed Consolidated Statement of Total Recognised Gains and Losses



                                                     3 months to       3 months to      9 months to       9 months to
                                                    30 September      30 September     30 September      30 September
                                                            2004              2003             2004              2003
                                                     (pound)'000       (pound)'000      (pound)'000       (pound)'000
                                                 ---------------   ---------------  ---------------   ---------------

Profit for the period transferred to reserves             21,959            16,666          39,740             40,629

Translation of the financial statements of
overseas subsidiaries                                     10,173            (4,365)         (6,849)             4,469
                                                 ---------------   ---------------  ---------------   ---------------
Total recognised gains and losses for the
period                                                    32,132            12,301          32,891             45,098
                                                 ---------------   ---------------  ---------------   ---------------

UK GAAP Results for the 9 months to 30 September 2004
Unaudited and Unreviewed Consolidated Balance Sheet

                                                                                                             (Audited)
                                                                                      30 September         31 December
                                                                                              2004                2003
                                                                                       (pound)'000        (pound) '000
                                                                                   ---------------     ---------------
Fixed assets
Intangible assets - intellectual property                                                  166,847             171,548
Intangible assets - goodwill                                                             1,305,644           1,365,583
Tangible assets                                                                             58,467              97,054
Fixed asset investments                                                                     56,584              33,269
                                                                                   ---------------     ---------------
                                                                                         1,587,542           1,667,454
                                                                                   ---------------     ---------------
Current assets
Stocks                                                                                      25,361              25,282
Debtors
- due within one year excluding deferred tax                                               188,899             141,046

- due within one year - deferred tax                                                        35,686              36,049
- due after more than one year excluding deferred tax                                       11,271               9,224
- due after more than one year - deferred tax                                               12,248                   -
Current asset investments                                                                  156,438             169,895
Cash at bank and in hand                                                                   580,901             621,670
                                                                                   ---------------     ---------------
                                                                                         1,010,804           1,003,166

Creditors: amounts falling due within one year                                            (237,564)           (141,722)

Net current assets                                                                         773,240             861,444
                                                                                   ---------------     ---------------
Total assets less current liabilities                                                    2,360,782           2,528,898
Creditors: amounts falling due after more than one year
  Convertible debt                                                                             (64)           (202,659)
  Deferred tax                                                                                    -               (782)
  Other creditors                                                                          (14,848)            (16,957)
                                                                                    ---------------     ---------------
                                                                                           (14,912)           (220,398)
                                                                                   ---------------     ---------------
Net assets                                                                               2,345,870           2,308,500
                                                                                   ---------------     ---------------
Capital and reserves
Called-up share capital                                                                     24,191              23,895
Share premium                                                                            3,273,315           3,218,695
Exchangeable shares                                                                        139,986             190,425
Capital reserve                                                                              3,135               3,135
Other reserves                                                                              24,247              24,247
Profit and loss account deficit                                                         (1,119,004)         (1,151,897)
                                                                                   ---------------     ---------------
Equity shareholders' funds                                                               2,345,870           2,308,500
                                                                                   ---------------     ---------------

UK GAAP Results for the 9 months ended 30 September 2004
Selected Notes to the Unaudited and Unreviewed UK GAAP Financial Statements

(1) EPS

Basic EPS is based upon the profit on ordinary activities after taxation divided by the weighted-average number of ordinary shares outstanding during the period.

Diluted EPS is based upon the profit on ordinary activities after taxation divided by the weighted-average number of ordinary shares outstanding during the period and adjusted for the effect of all dilutive potential ordinary shares that were outstanding during the period.

Stock options to purchase approximately 9.8 million and 17.6 million ordinary shares for the three months and nine months ended 30 September 2004 respectively, were not dilutive and were therefore excluded from the computation of diluted earnings per share (2003: 17.5 million and 17.7 million respectively).

The warrants to purchase approximately 1.4 million ordinary shares for the three months ended 30 September 2004 and for the three and nine months ended 30 September 2003 were not dilutive and were therefore excluded from the computation of diluted earnings per share.

The convertible loan note is excluded from the calculation of weighted average number of shares for fully diluted earnings per share for the nine months ended 30 September 2004 and for the three and nine months ended 30 September 2003 as they were not dilutive.

                                                    3 months to        3 months to        9 months to       9 months to
                                                   30 September       30 September       30 September      30 September
                                                           2004               2003               2004              2003
                                                  No. of shares      No. of shares      No. of shares     No. of shares
                                                  -------------      -------------      -------------    --------------
Weighted average number of shares:
Basic                                               496,474,005        494,827,334        496,090,191       499,414,490
Effect of dilutive shares:
Stock options                                         2,474,699          2,628,923          3,086,390         2,043,820
Warrants                                                      -                  -             55,579                 -
Convertible debt                                     10,828,348                  -                  -                 -
                                                    -----------        -----------        -----------      ------------
Diluted                                             509,777,052        497,456,257        499,232,160       501,458,310
                                                    -----------        -----------        -----------      ------------


Reconciliation of reported EPS:

                                                    3 months to        3 months to        9 months to       9 months to
                                                   30 September       30 September       30 September      30 September
                                                           2004               2003               2004              2003
                                                   (pound) '000       (pound) '000       (pound) '000      (pound) '000
                                                  -------------      -------------      -------------    --------------

Profit for basic EPS                                     21,959             16,666              39,740            40,629
Interest charged on convertible debt, net
of tax                                                      418                  -                   -                 -
                                                    -----------        -----------         -----------      ------------
Profit for diluted EPS                                   22,377             16,666              39,740            40,629
                                                    -----------        -----------         -----------      ------------

UK GAAP Results for the 9 months ended 30 September 2004

Selected Notes to the Unaudited and Unreviewed UK GAAP Financial Statements (continued)



(3) Basis of preparation

The Group has applied consistent accounting policies throughout both periods.

The results for the three and nine months ended 30 September 2004 have not been audited and do not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985.

The financial information relating to the year ended 31 December 2003 has been extracted from the full report and accounts which have been delivered to the Registrar of Companies. The report of the auditors on those accounts was unqualified.